UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PowerShares Exchange-Traded Fund Trust II

(Exact name of registrant as specified in its charter)

Massachusetts	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3500 Lacey Road, Suite 700 Downers Grove, IL	60515
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, par value $0.01 per share
PowerShares S&P Global Dividend Opportunities Index Portfolio	NYSE Arca, Inc.
PowerShares China Real Estate Portfolio	NYSE Arca, Inc.
PowerShares Frontier Markets Portfolio	NYSE Arca, Inc.
PowerShares Zacks International Multi-Asset Income Portfolio	NYSE Arca, Inc.
PowerShares MSCI Global Timber Portfolio	NYSE Arca, Inc.
PowerShares Shipping Portfolio	NYSE Arca, Inc.
PowerShares China All Cap Portfolio	NYSE Arca, Inc.
PowerShares S&P Global Water Index Portfolio	NYSE Arca, Inc.
PowerShares MSCI Emerging Markets Equal Country Weight Portfolio	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-138490

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, $0.01 par value of each series of PowerShares Exchange-Traded Fund Trust II (the “Trust”) listed below (each, a “Fund”) to be registered hereunder is set forth in the Post-Effective Amendment No. 670 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977) as filed with the Securities and Exchange Commission on April 5, 2018, which description is incorporated herein by reference.

Each Fund to which this filing relates and its I.R.S. Employer Identification Number is as follows:

Series Name	EIN
PowerShares S&P Global Dividend Opportunities Index Portfolio	20-8623030
PowerShares China Real Estate Portfolio	26-1214136
PowerShares Frontier Markets Portfolio	26-2322072
PowerShares Zacks International Multi-Asset Income Portfolio	20-8871644
PowerShares MSCI Global Timber Portfolio	26-0902749
PowerShares Shipping Portfolio	27-2467321
PowerShares China All-Cap Portfolio	27-0706036
PowerShares S&P Global Water Index Portfolio	20-8871373
PowerShares MSCI Emerging Markets Equal Country Weight Portfolio	90-0615994

ITEM 2. EXHIBITS.

1. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a) to Post-Effective Amendment No. 7 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977), as filed with the Securities and Exchange Commission on September 18, 2007.

2. The Trust’s By-Laws are included as Exhibit (b) to Post-Effective Amendment No. 611 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977), as filed with the Securities and Exchange Commission on June 16, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 6, 2018

 POWERSHARES EXCHANGE-TRADED FUND TRUST II

By:	/s/ Anna Paglia
Name:	Anna Paglia
Title:	Secretary